UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2005

ALLIED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22276	58-0360550
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200
Decatur, Georgia
(Address of principal executive offices)

30030
(Zip Code)

Registrant’s telephone number, including area code: (404) 373-4285

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.10 AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EX-10.11(A) FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
EX-10.21 EMPLOYMENT AGREEMENT
EX-99.1 PRESS RELEASE DATED JANUARY 25,2005

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Employment Agreement of Robert J. Rutland

     On January 21, 2005, Allied Holdings, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Employment Agreement between the Company and Robert J. Rutland, Chairman of the Company, to be effective January 1, 2005. The First Amendment clarifies the calculation of any “bonus” to be included in determining the amount of severance owed to Mr. Rutland upon his termination of employment. Previously, the term “bonus” included only bonuses granted to Mr. Rutland under the Company’s EVA Based Incentive Plan (the “EVA Plan”). However, the Company ceased granting bonuses under the EVA Plan in 2001. As revised, the term “bonus” will now include any bonuses paid or owed under any bonus plan utilized by the Company. All other terms of Mr. Rutland’s employment agreement remain in full force and effect and a description of such terms is included in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders. A copy of the First Amendment is filed with this Current Report and incorporated herein by reference.

Employment Agreement with Thomas H. King

     On January 25, 2005, in connection with the appointment of Thomas H. King as Executive Vice President and Chief Financial Officer of the Company, as discussed below in response to Item 5.02, the Company entered into an Employment Agreement with Mr. King (the “King Employment Agreement”). A copy of the King Employment Agreement is filed with this Current Report and incorporated herein by reference.

     The King Employment Agreement provides for a one-year term ending January 25, 2006, which automatically renews for an additional one-year period at the end of each term. The King Employment Agreement provides for compensation to Mr. King in the form of an annual base salary in an amount equal to $330,000, subject to annual increase by the Compensation and Nominating Committee, participation in Company bonus plans, a monthly automobile allowance and receipt of medical and other benefits.

     Mr. King will receive severance benefits pursuant to the terms of the King Employment Agreement if: (i) the Company terminates Mr. King’s employment other than for “Cause” (as defined therein) or elects not to extend Mr. King’s employment beyond any initial or renewal term of the King Employment Agreement; (ii) Mr. King terminates his employment with the Company as a result of (A) a material change in his duties or responsibilities or a failure to be elected or appointed to the position held by him, (B) the Company relocating Mr. King or requiring him to perform substantially all his duties outside the metropolitan Atlanta, Georgia area, or (C) the filing of a petition in bankruptcy by or against the Company or the making by the Company of an assignment for the benefit of creditors or seeking appointment of a receiver or custodian for the Company; or (iii) within one year following a “change of control” with respect to the Company, the King Employment Agreement is terminated by the Company or by Mr. King or not extended for any renewal term. The severance benefits payable to Mr. King will be the greater of (X) fifty-two weeks of Mr. King’s then base salary or (Y) the severance amount due to employees of the Company in accordance with the Company’s severance plan or guidelines then in effect. The Company is also required to provide to Mr. King medical and hospitalization benefits and other benefits for defined periods following termination triggering severance benefits.

     A “change of control” under the King Employment Agreement occurs (i) in the event of a merger, consolidation or reorganization of the Company following which the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate less than seventy percent (70%) of the outstanding shares of common stock of the surviving corporation; (ii) upon the sale, transfer or other disposition of all or substantially all of the assets or more than thirty percent (30%) of the then outstanding shares of common stock of the Company, other than as a result of a merger or other combination of the Company and an affiliate of the Company; (iii) upon the acquisition by any person of beneficial ownership (as defined in the Securities Exchange Act of 1934) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities; or (iv) if the members of the Board of Directors who served as such on the date of the applicable employment agreement (or any successors approved by two-thirds (2/3) of such Board members) cease to constitute at least two-thirds (2/3) of the membership of the Board.

Amendment and Restatement of Employment Agreement with Thomas M. Duffy

     On January 21, 2005, the Company entered into an Amended and Restated Employment Agreement (the “Amended and Restated Agreement”) with Thomas M. Duffy, Executive Vice President, General Counsel and Secretary of the Company, to be effective as of January 1, 2005. Mr. Duffy’s existing employment agreement was amended to (i) clarify the calculation of any “bonus” to be included in determining the amount of severance owed to Mr. Duffy upon his termination of employment and (ii) provide for payment of a bonus to Mr. Duffy upon the filing by the Company of certain annual and quarterly reports with the Securities and Exchange Commission.

     As discussed above in connection with the First Amendment to the Employment Agreement of Mr. Rutland, the Amended and Restated Agreement clarifies that the “bonus” included in determining the amount of severance owed to Mr. Duffy upon his termination now includes bonuses granted pursuant to any bonus plan utilized by the Company and is not limited solely to bonuses granted under the EVA Plan. In addition, the Amended and Restated Agreement also includes a provision for the payment of the following bonuses to Mr. Duffy: $86,625 upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004; $24,750 upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005; and $136,125 upon the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

     All other terms of Mr. Duffy’s employment agreement remain in full force and effect and a description of such terms is included in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders. A copy of the Amended and Restated Employment Agreement is filed with this Current Report and incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement

     On January 25, 2005, the Employment Agreement between the Company and David Rawden was terminated as a result of Mr. Rawden’s resignation from the Company, as discussed below in response to Item 5.02. In connection with his resignation, the Company has agreed to pay Mr. Rawden’s current base salary, $330,000, in accordance with the Company’s regular payroll practices. In addition, the Company has agreed to continue to provide Mr. Rawden with a monthly automobile allowance and to pay for his current medical benefits, in each case for a period of one year from the date of his resignation.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 25, 2005, David Rawden resigned as Executive Vice President and Chief Financial Officer of the Company. In response to Mr. Rawden’s resignation, the Board of Directors appointed Thomas H. King to serve as Executive Vice President and Chief Financial Officer of the Company. In connection with his appointment, the Company has entered into an Employment Agreement with Mr. King, the terms of which were approved by the Company’s Compensation and Nominating Committee and are discussed above in response to Item 1.01.

     Prior to joining the Company, Mr. King, age 49, was a partner in the consulting firm of Tatum CFO Partners, LLP, a national partnership which provides its clients with a full range of chief financial officer services, including Securities and Exchange Commission compliance and controller management. As a partner of Tatum Partners, Mr. King served as interim chief financial officer for a number of public and private companies. In August, 2004, the Company engaged Mr. King, through Tatum Partners, as a consultant to the Company to assist management in finance and accounting matters. In connection with this service, the Company paid Tatum Partners approximately $125,000 during 2004.

     Prior to joining Tatum Partners in 2000, Mr. King served as Chief Financial Officer and Executive Vice President of John Galt Holdings, Ltd. & Affiliates. Mr. King is a certified public accountant and has also previously worked at the accounting firms of Deloitte & Touche LLP and PricewaterhouseCoopers. Mr. King received his Bachelors Degree in Business Administration from The Pennsylvania State University and holds a Masters Degree in Industrial Administration from Carnegie-Mellon University.

     A copy of the Company’s press release announcing the resignation of Mr. Rawden and the appointment of Mr. King is filed with this Current Report.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

10.10†	Amended and Restated Employment Agreement, dated January 21, 2005 and effective January 1, 2005, between Allied Holdings, Inc. and Thomas M. Duffy

10.11(a)†	First Amendment to Employment Agreement, dated January 21, 2005 and effective January 1, 2005, between Allied Holdings, Inc. and Robert J. Rutland

10.21†	Employment Agreement, dated January 25, 2005, between Allied Holdings, Inc. and Thomas H. King

99.1	Press Release dated January 25, 2005 announcing the resignation of David Rawden and the appointment of Thomas H. King as Executive Vice President and Chief Financial Officer

†	Management contract, compensatory plan or arrangement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: January 27, 2005	By:	/s/ Thomas H. King

	Name:	Thomas H. King
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.10†	Amended and Restated Employment Agreement, dated January 21, 2005 and effective January 1, 2005, between Allied Holdings, Inc. and Thomas M. Duffy

10.11(a)†	First Amendment to Employment Agreement, dated January 21, 2005 and effective January 1, 2005, between Allied Holdings, Inc. and Robert J. Rutland

10.21†	Employment Agreement, dated January 25, 2005, between Allied Holdings, Inc. and Thomas H. King

99.1	Press Release dated January 25, 2005 announcing the resignation of David Rawden and the appointment of Thomas H. King as Executive Vice President and Chief Financial Officer

†	Management contract, compensatory plan or arrangement.